Exhibit 99.1

Halley E. Gilbert Appointed to Arcutis Board of Directors

Westlake Village, CA, April 27, 2020 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a late-stage biopharmaceutical company focused on developing and commercializing treatments for unmet needs in immune-mediated dermatological diseases and conditions, or immuno-dermatology, today announced that Halley E. Gilbert has been appointed to the Arcutis Board of Directors effective May 1, 2020.

“We are thrilled to welcome Halley to the Arcutis Board,” said Frank Watanabe, Arcutis’ President and Chief Executive Officer. “She is an exceptionally talented Board Director and industry executive with over two decades of experience in legal, corporate and business development, compliance and government affairs. Her wealth of experience in building and growing successful commercial-stage biotechnology companies will be invaluable as we continue to advance Arcutis’ robust dermatology pipeline.”

“I am delighted to join the Arcutis board at this exciting time, following its successful recent IPO and with its multiple Phase 2 and Phase 3 data readouts anticipated within the next 18-24 months,” said Halley Gilbert. “I applaud the company’s strategy to identify and develop treatments against validated biological targets in dermatology to deliver differentiated treatments that addresses the shortcomings of existing therapies. I look forward to contributing my expertise, specifically that within dermatology, to help them build a leading dermatology company.”

Ms. Gilbert was most recently with Ironwood Pharmaceuticals, where she had been Senior Vice President for Corporate Development and Chief Administrative Officer, and oversaw corporate and business development, legal, compliance and government affairs. Previously, she had been Ironwood’s Senior Vice President, Chief Legal Officer and Corporate Secretary. Prior to joining Ironwood, Ms. Gilbert was Vice President, Deputy General Counsel at Cubist Pharmaceuticals, Inc. and previously served as a corporate counsel at Genzyme Corp., prior to its acquisition by Sanofi. She began her career at Skadden, Arps, Slate, Meagher & Flom LLP, where she specialized in mergers and acquisitions and securities law.

2945 Townsgate Road, Suite 110 | Westlake Village, CA 91361 | arcutis.com

Ms. Gilbert previously served on the board of directors for Dermira, Inc. (acquired by Eli Lilly and Company), a commercial-stage company focused on medical dermatology drugs, and Achaogen, Inc., a commercial-stage biopharmaceutical company that developed novel antibacterial therapies.

Ms. Gilbert holds a B.A. in Political Science from Tufts University and J.D. from Northwestern University School of Law.

About Arcutis - Bioscience, applied to the skin.

Arcutis is a late-stage biopharmaceutical company focused on developing and commercializing treatments for unmet needs in immune-mediated dermatological diseases and conditions, or immuno-dermatology. Arcutis exploits recent innovations in inflammation and immunology to develop potential best-in-class therapies against validated biological targets, leveraging our deep development, formulation and commercialization expertise to bring to market novel dermatology treatments, while maximizing our probability of technical success and financial resources. Arcutis is currently developing three novel compounds, including topical roflumilast cream (ARQ-151), topical roflumilast foam (ARQ-154), and ARQ-252 for multiple indications, including psoriasis, atopic dermatitis, seborrheic dermatitis and hand eczema. For more information, please visit www.arcutis.com or follow the Company on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements, including but not limited to statements regarding Arcutis’ pipeline and development programs; the potential for Arcutis’ development compounds to be best-in-class; and the anticipated timing of data readouts. Such forward-looking statements involve substantial risks and uncertainties that could cause Arcutis’ clinical development

2945 Townsgate Road, Suite 110 | Westlake Village, CA 91361 | arcutis.com

programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the clinical trial enrollment process, regulatory approval processes, the potential timing of regulatory filings, the challenges associated with manufacturing drug products, Arcutis’ ability to successfully protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations and the availability or commercial potential of Arcutis product candidates. Arcutis undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Arcutis’ filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any subsequent current and periodic reports.

Contact:

Heather Rowe Armstrong

Vice President, Investor Relations & Corporate Communications

harmstrong@arcutis.com

805-418-5006, Ext. 740

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2945 Townsgate Road, Suite 110 | Westlake Village, CA 91361 | arcutis.com